Exhibit 99.1

Arbor Realty Trust Reports Fourth Quarter and Full Year 2015 Results and Declares Common Stock Dividend

Fourth Quarter Highlights:

-	Net income of $5.0 million, or $0.10 per diluted common share

-	AFFO of $7.0 million, or $0.14 per diluted common share[1]

-	Recorded gains of $3.8 million from the sales of real estate assets

-	Earned $1.3 million of income from equity investments

-	Originated $196 million of new loans

-	GAAP book value per common share of $9.34

-	Declares a cash dividend on common stock of $0.15 per share

Full Year Highlights:

-	Net income of $45.9 million, or $0.90 per diluted common share

-	AFFO of $55.1 million, or $1.08 per diluted common share[1]

-	Increased cash dividends on common stock to $0.60 per share, a 15% increase over prior year

-	Completed the delevering of all legacy securitization vehicles, releasing cash equity previously held in these vehicles and substantially reducing debt costs

-	Closed two collateralized securitization vehicles totaling $650 million with improved terms

-	Improved funding sources by adding two warehouse facilities totaling $175 million, as well as reducing pricing, increasing capacity and extending the maturities of existing facilities

-	Recorded gains of $7.8 million from the sales of real estate assets

-	Recorded $6.7 million of income from the payoff of a $116 million defaulted first mortgage acquired in 2015

-	Earned $6.6 million of income from new equity investments in a residential mortgage banking business

-	Recorded $4.5 million of income from equity investment distributions

Uniondale, NY, February 26, 2016 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the fourth quarter and year ended December 31, 2015. Arbor reported net income for the quarter of $5.0 million, or $0.10 per diluted common share, compared to $5.0 million, or $0.10 per diluted common share for the quarter ended December 31, 2014. Net income for the year was $45.9 million, or $0.90 per diluted common share, compared to $85.8 million, or $1.70 per diluted common share for the year ended December 31, 2014. Adjusted funds from operations (“AFFO”) for the quarter was $7.0 million, or $0.14 per diluted common share, compared to $7.0 million, or $0.14 per diluted common share for the quarter ended December 31, 2014. AFFO for the year was $55.1 million, or $1.08 per diluted common share, compared to $95.4 million, or $1.89 per diluted common share for the year ended December 31, 2014. Excluding the impact of a $58.1 million non-cash net gain related to the 450 West 33rd Street transaction recorded in 2014, AFFO for the year ended December 31, 2014 was $37.3 million, or $0.74 per diluted common share. 1

Arbor Realty Trust Reports Fourth Quarter and Full Year 2015 Results and Declares Common Stock Dividend

February 26, 2016	Page 2

Portfolio Activity

Loan and investment portfolio activity consisted of:

Fourth quarter of 2015:

  18 new loan originations totaling $195.9 million, of which 17 were bridge loans for $194.3 million.
  Payoffs and pay downs on 23 loans totaling $248.6 million.

Year ended December 31, 2015:

  70 new loan originations totaling $828.2 million, of which 62 were bridge loans for $793.1 million.
  Payoffs and pay downs on 82 loans totaling $828.7 million.

At December 31, 2015, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $1.55 billion, with a weighted average current interest pay rate of 5.63%, compared to $1.60 billion and 5.67% at September 30, 2015. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.32% at December 31, 2015, compared to 6.31% at September 30, 2015.

The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2015, excluding loan loss reserves, was $1.57 billion and the weighted average yield on these assets for the quarter was 6.82%, compared to $1.53 billion and 6.68% for the third quarter of 2015. The increase in average yield was primarily due to an increase in income from the acceleration of fees on early loan payoffs in the fourth quarter as compared to the third quarter.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2015 Results and Declares Common Stock Dividend

February 26, 2016	Page 3

At December 31, 2015, the Company’s total loan loss reserves were $86.8 million relating to nine loans with an aggregate carrying value before loan loss reserves of $189.2 million. The Company also had three non-performing loans with a carrying value of $22.9 million, before related loan loss reserves of $22.9 million.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2015 was $1.18 billion with a weighted average interest rate including fees of 4.12%, as compared to $1.17 billion and a rate of 3.94% at September 30, 2015. The average balance of debt that finances the Company’s loan and investment portfolio for the fourth quarter of 2015 was $1.18 billion, as compared to $1.14 billion for the third quarter of 2015. The average cost of borrowings for the fourth quarter was 4.16%, compared to 4.13% for the third quarter of 2015.

In February 2016, the Company amended a $25 million financing facility increasing the committed amount to $50 million and extended the maturity for one year with two one-year extension options.

The Company is subject to various financial covenants and restrictions under the terms of its CLO vehicles and financing facilities. The Company’s CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. The Company believes it was in compliance with all financial covenants and restrictions as of December 31, 2015 and as of the most recent determination dates in February 2016 as summarized in the chart below.

Cash Flow Triggers	CLO III	CLO IV	CLO V

Overcollateralization (1)

Current	133.33%	136.99%	130.72%

Limit	132.33%	135.99%	129.72%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	247.10%	303.11%	267.62%

Limit	120.00%	120.00%	120.00%

Pass / Fail	Pass	Pass	Pass

Arbor Realty Trust Reports Fourth Quarter and Full Year 2015 Results and Declares Common Stock Dividend

February 26, 2016	Page 4

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CLO by the total principal balance of the bonds associated with the applicable ratio. To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Other Activity

The Company sold two real estate properties which were previously classified as held for sale for $22.3 million and recorded a gain on sale of $3.8 million.

The Company recorded $1.3 million of income from equity affiliates primarily consisting of $0.7 million of income from its joint venture investment in a residential mortgage banking business and $0.5 million of income from a distribution received from one of its joint venture equity investments.

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock for the quarter ended December 31, 2015. The dividend is payable on March 15, 2016 to common stockholders of record on March 10, 2016. The ex-dividend date is March 8, 2016.

Preferred Dividends

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from December 1, 2015 through February 29, 2016. The dividends are payable on February 29, 2016 to preferred stockholders of record on February 15, 2016. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arborrealtytrust.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 51725743.

After the live webcast, the call will remain available on the Company's website, www.arborrealtytrust.com, through March 31, 2016. In addition, a telephonic replay of the call will be available until March 4, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 51725743.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2015 Results and Declares Common Stock Dividend

February 26, 2016	Page 5

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 17 offices in the US that specializes in debt and equity financing for multifamily and commercial real estate. For more information about Arbor Realty Trust, Inc., visit www.arborrealtytrust.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2015 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.

Contacts:

Arbor Realty Trust, Inc.

Paul Elenio, Chief Financial Officer

516-506-4422

pelenio@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2015 Results and Declares Common Stock Dividend

February 26, 2016	Page 6

Media:

Bonnie Habyan, EVP of Marketing

516-506-4615

bhabyan@arbor.com

Investors:

The Ruth Group

Joseph Green

646-536-7013

jgreen@theruthgroup.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2015 Results and Declares Common Stock Dividend

February 26, 2016	Page 7

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

	(Unaudited)	(Unaudited)

Interest income	$27,192,853	$26,654,100	$106,768,542	$106,716,344
Other interest income, net	-	-	7,884,344	-
Interest expense	12,314,640	13,755,449	49,720,132	47,903,458
Net interest income	14,878,213	12,898,651	64,932,754	58,812,886

Other revenue:
Property operating income	4,811,224	5,937,901	27,666,252	32,641,249
Other income, net	105,911	118,564	270,360	1,645,465
Total other revenue	4,917,135	6,056,465	27,936,612	34,286,714

Other expenses:
Employee compensation and benefits	3,367,054	3,400,004	17,500,457	13,978,223
Selling and administrative	3,540,669	2,093,042	12,525,817	9,600,139
Property operating expenses	4,856,517	6,170,398	23,237,834	27,857,460
Depreciation and amortization	1,299,250	1,595,018	5,436,330	7,371,737
Impairment loss on real estate owned	-	-	-	250,000
Provision for loan losses (net of recoveries)	2,113,198	(899,206)	4,466,886	(308,511)
Management fee - related party	2,825,000	2,500,000	10,900,000	9,900,000
Total other expenses	18,001,688	14,859,256	74,067,324	68,649,048

Income before gain on acceleration of deferred income, loss
on termination of swaps, gain on sale of real estate,
gain on sale of equity interests, incentive management fee
and income from equity affiliates	1,793,660	4,095,860	18,802,042	24,450,552
Gain on acceleration of deferred income	-	-	19,171,882	-
Loss on termination of swaps	-	-	(4,629,647)	-
Gain on sale of real estate	3,799,657	1,803,512	7,784,021	1,603,763
Gain on sale of equity interests	-	819,067	-	85,793,466
Incentive management fee - equity interest - related party	-	-	-	(19,047,949)
Income from equity affiliates	1,317,339	219,287	12,300,516	248,658

Net income	6,910,656	6,937,726	53,428,814	93,048,490

Preferred stock dividends	1,888,430	1,888,430	7,553,720	7,256,255

Net income attributable to common stockholders	$5,022,226	$5,049,296	$45,875,094	$85,792,235

Basic earnings per common share	$0.10	$0.10	$0.90	$1.71

Diluted earnings per common share	$0.10	$0.10	$0.90	$1.70

Dividends declared per common share	$0.15	$0.13	$0.58	$0.52

Weighted average number of shares of common stock outstanding:

Basic	50,962,516	50,477,308	50,857,750	50,143,648

Diluted	51,274,057	50,477,308	51,007,328	50,368,344

Arbor Realty Trust Reports Fourth Quarter and Full Year 2015 Results and Declares Common Stock Dividend

February 26, 2016	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014

Assets:
Cash and cash equivalents	$188,708,687	$50,417,745
Restricted cash	48,301,244	218,100,529
Loans and investments, net	1,450,334,341	1,459,475,650
Available-for-sale securities, at fair value	2,022,030	2,499,709
Investments in equity affiliates	30,870,235	4,869,066
Real estate owned, net	60,845,509	84,925,641
Real estate held-for-sale, net	8,669,203	14,381,733
Due from related party	8,082,265	36,515
Other assets	29,558,430	31,787,451
Total assets	$1,827,391,944	$1,866,494,039

Liabilities and Equity:
Credit facilities and repurchase agreements	$136,252,135	$180,046,999
Collateralized loan obligations	758,899,661	453,101,661
Collateralized debt obligations	-	331,219,478
Senior unsecured notes	93,764,994	93,036,503
Junior subordinated notes to subsidiary trust issuing preferred securities	157,117,130	156,391,419
Notes payable	-	1,300,000
Mortgage note payable – real estate owned	27,155,000	21,865,136
Mortgage note payable – real estate held-for-sale	-	9,119,221
Due to related party	3,428,333	2,653,333
Due to borrowers	34,629,595	32,972,606
Other liabilities	51,054,321	49,332,212
Total liabilities	1,262,301,169	1,331,038,568

Equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized;
8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C,$22,500,000 aggregate liquidation
preference; 900,000 shares issued and outstanding	89,295,905	89,295,905
Common stock, $0.01 par value: 500,000,000 shares authorized; 50,962,516 and 50,477,308
shares issued and outstanding, respectively	509,625	504,773
Additional paid-in capital	616,244,196	612,806,365
Accumulated deficit	(136,118,001)	(152,483,322)
Accumulated other comprehensive loss	(4,840,950)	(14,668,250)
Total equity	565,090,775	535,455,471
Total liabilities and equity	$1,827,391,944	$1,866,494,039

Arbor Realty Trust Reports Fourth Quarter and Full Year 2015 Results and Declares Common Stock Dividend

February 26, 2016	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures -

Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net income attributable to common stockholders	$5,022,226	$5,049,296	$45,875,094	$85,792,235

Subtract:
Gain on sale of real estate	(3,799,657)	(1,803,512)	(7,784,021)	(1,603,763)
Add:
Impairment loss on real estate owned	-	-	-	250,000
Depreciation - real estate owned and held-for-sale	1,299,250	1,595,018	5,436,330	7,371,737
Depreciation - investments in equity affiliates	93,588	64,742	374,351	268,224

FFO attributable to common stockholders	$2,615,407	$4,905,544	$43,901,754	$92,078,433

Subtract:
Impairment loss on real estate owned	-	-	-	(250,000)
Add:
Gain on sale of real estate	3,799,657	1,803,512	7,784,021	1,603,763
Stock-based compensation	552,102	300,808	3,442,683	1,989,439

AFFO attributable to common stockholders	$6,967,166	$7,009,864	$55,128,458	$95,421,635

Diluted FFO per common share	$0.05	$0.10	$0.86	$1.83

Diluted AFFO per common share	$0.14	$0.14	$1.08	$1.89

Diluted weighted average shares outstanding	51,274,057	50,477,308	51,007,328	50,368,344

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, as well as the add-back of impairment losses on real estate and gains/losses on sales of real estate. The Company is generally not in the business of operating real estate owned property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company's loans to maximize the value of the collateral and minimize the Company's exposure.  Therefore, the Company deems such impairment and gains/losses on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company's initial investment.

FFO and AFFO are not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.

Excluding the impact of a $58.1 million non-cash net gain related to the 450 West 33rd Street transaction recorded in the third quarter of 2014, full year 2014 FFO was $34.0 million, or $0.68 per diluted common share and AFFO was $37.3 million, or $0.74 per diluted common share.